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                                                                    EXHIBIT 12.1


            SCHEDULE RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                (DOLLARS IN THOUSANDS)

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                                                                      THREE MONTHS ENDED    SIX MONTHS ENDED
                                                                          MARCH 31,             MARCH 31,
                                                                      1998      1997        1998      1997
                                                                   ---------  --------    --------- --------
Income before provision for income taxes. . . . . . . . . .          $1,795    $5,155      $2,759   $10,705
Interest expense, including amortization of debt issuance
  costs . . . . . . . . . . . . . . . . . . . . . . . . . .           2,978       126       5,947       239
Interest portion of rental expense. . . . . . . . . . . . .             275       200         469       404
                                                                   ---------  --------    --------- --------
Earnings. . . . . . . . . . . . . . . . . . . . . . . . . .          $5,048    $5,481      $9,175   $11,348
                                                                   ---------  --------    --------- --------
                                                                   ---------  --------    --------- --------
Interest expense, including amortization of debt issuance
  costs . . . . . . . . . . . . . . . . . . . . . . . . . .          $2,978      $126      $5,947      $239
Interest portion of rental expense. . . . . . . . . . . . .             275       200         469       404
                                                                   ---------  --------    --------- --------
Fixed charges . . . . . . . . . . . . . . . . . . . . . . .          $3,253    $  326      $6,416   $   643
                                                                   ---------  --------    --------- --------
                                                                   ---------  --------    --------- --------
Ratio of earnings to fixed charges. . . . . . . . . . . . .             1.6      16.8         1.4      17.6

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